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                                                                    EXHIBIT 23.2

                          Most Horowitz & Company, LLP
                          Certified Public Accountants
                           1133 Avenue of the Americas
                            New York, New York 10036
                               Tel: (212)764-4910
                               Fax: (212)575-2017

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in Amendment No. 4 to the Registration Statement on Form S-3 (File No. 333-74199) of Univec, Inc. and Subsidiary of our report, dated May 19, 1999, on the consolidated financial statements of Univec, Inc. and Subsidiary as of December 31, 1998 and for the two years then ended, which report appears in the Annual Report of Univec, Inc. in Amendment No. 1 to Form 10-KSB for the year ended December 31, 1998, and to all references to our firm included in this Registration Statement.


/s/ Most Horowitz & Company, LLP
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Most Horowitz & Company, LLP

New York, New York
January 31, 2000